Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
To Tender Registered Ordinary Shares
With No Par Value
of
Celanese AG
This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Limited Offer (as defined below) (i) if certificates evidencing North American Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach Mellon Investor Services LLC (the “North American Depositary”) on or prior to the expiration of the Limited Offer (as described in the Supplement (as defined below)). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the North American Depositary and must include a guarantee by an Eligible Institution (as defined in the Mandatory Offer Document (as defined below)) in the form set forth herein. See Section V.5(d) of the Mandatory Offer Document captioned “The Offer — Acceptance and Execution of the Offer; Procedures for Tendering Celanese Shares — Procedures Applicable to North American Shares.”
The North American Depositary for the Limited Offer is:
Mellon Investor Services LLC

By Mail:	By Overnight Courier:	By Hand:
Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	Reorganization Department 85 Challenger Road Mail Stop — Reorg Ridgefield Park, NJ 07660	Reorganization Department 120 Broadway, 13th Floor New York, NY 10271
By Facsimile Transmission:
(For Eligible Institutions Only)
(201-296-4293)
Confirm Facsimile by Telephone:
(201-296-4860)
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE NORTH AMERICAN DEPOSITARY.
THIS NOTICE OF GUARANTEED DELIVERY TO THE NORTH AMERICAN DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE NORTH AMERICAN DEPOSITARY AND MUST DELIVER THE CERTIFICATES EVIDENCING NORTH AMERICAN SHARES, OR DELIVER NORTH AMERICAN SHARES PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER INTO THE NORTH AMERICAN DEPOSITARY’S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, IN EITHER CASE TOGETHER WITH THE LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE (AS DEFINED IN THE MANDATORY OFFER DOCUMENT) IN THE CASE OF A BOOK-ENTRY DELIVERY, TO THE NORTH AMERICAN DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.
THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:
The undersigned hereby tenders to Celanese Europe Holding GmbH & Co. KG, a limited partnership (Kommanditgesellschaft) organized under the laws of the Federal Republic of Germany (the “Purchaser”), pursuant to the Purchaser’s limited offer for increased cash compensation (together with any amendments or supplements thereto, the “Limited Offer”) in respect of the registered ordinary shares, no par value (the “Shares”) of Celanese AG, a stock corporation organized under the laws of the Federal Republic of Germany, upon the terms set forth in the Offer Document dated September 2, 2004 (as amended and supplemented from time to time, the “Mandatory Offer Document”), the Going Private Disclosure Document (as defined in the Supplement), the Supplement relating to the Limited Offer, dated August 30, 2005 (as it may be amended or supplemented from time to time, the “Supplement”) and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below, pursuant to the guaranteed delivery procedures set forth in the Mandatory Offer Document, which Shares constitute North American Shares. A “North American Share” means a Share held in book-entry form within The Depository Trust Company booking system or a Share held in certificated form and listed in the North American registry of Celanese AG, administered by Mellon Investor Services LLC, an indirect subsidiary of Mellon Financial Corporation.

Signature(s):	Address(es):

Name(s) of Record Holders:	ZIP Code

Please Type or Print	Area Code and Tel. No.(s):

Number of
North American Shares:	Check box if North American Shares will be tendered by book-entry transfer:☐

Certificate No(s). (if available/ applicable):
Account Number:

Dated:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) “own(s)” the North American Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of North American Shares complies with Rule 14e-4 and (c) guarantees to deliver to the North American Depositary either the certificates evidencing all tendered North American Shares, in proper form for transfer, or to deliver North American Shares pursuant to the procedure for book-entry transfer into the North American Depositary’s account at The Depository Trust Company, in either case together with the Letter of Transmittal properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Mandatory Offer Document) in the case of a book-entry delivery, and any other required documents, all within three U.S. business days after the date hereof.

Name of Firm:	Authorized Signature:
Address:	Name: Please Print
Title:

ZIP Code
Area Code and Tel No.:	Dated:
NOTE: DO NOT SEND CERTIFICATES FOR NORTH AMERICAN SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.